NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.91 BOOK VALUE PER SHARE

HAMILTON, Bermuda (May 2, 2017) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.91, reflecting an increase of 2.8% for the first quarter of 2017, including dividends.
Mike Miller, CEO of OneBeacon, said, “The year is off to a good start, with 2.8% growth in book value per share, a 95% combined ratio and solid investment returns. Most of our businesses delivered strong results, from both a top-line and bottom-line perspective. While overall net written premiums were down 8% compared to last year, that variance was driven by risk-selection refinement in our Programs, Entertainment and Healthcare businesses. In the remainder of our businesses, net written premiums were up 3%. While market conditions remain competitive, our positive first-quarter momentum positions us well for the balance of the year.”
OneBeacon reported comprehensive income of $32.2 million for the first quarter of 2017, compared to $46.4 million for the first quarter of last year.
The prior year first quarter results included a $12.8 million tax benefit related to the settlement of the IRS examination for the tax years 2007-2009.
There were no common shares repurchased under the company’s 2007 share repurchase authorization during the first quarter of 2017.

Insurance Operations: OneBeacon's GAAP combined ratio was 94.5% for the first quarter of 2017, compared to 95.2% for the first quarter of 2016. The loss ratio increased to 57.5%, compared to 57.0% for the same prior year period, driven by increases in the Programs, Healthcare and Government Risks businesses, mostly offset by decreases in several other lines of business. The company had no net loss reserve development in either the first quarter of 2017 or the first quarter of 2016. The expense ratio decreased by 1.2 points to 37.0% for the first quarter of 2017, compared to the first quarter of last year, primarily driven by change in business mix and lower employee costs, which more than offset the negative impact of lower earned premiums.
    Net written premiums were $256.9 million in the first quarter of 2017, a decrease of 8.3% from the first quarter of 2016. During the first quarter, OneBeacon continued to reduce premium writings in its Programs, Entertainment and Healthcare businesses. Excluding those businesses, net written premiums increased by 3.3% for the first quarter of 2017.
Investment Results: OneBeacon’s first quarter 2017 total return on invested assets was 1.1% compared to 1.2% for the first quarter of 2016. These pre-tax results included net realized and unrealized investment gains of $15.0 million and net investment income of $12.2 million for the first quarter of 2017, compared to net realized and unrealized investment gains of $16.6 million and net investment income of $14.4 million for the first quarter of 2016. The prior year first quarter net investment income included $2.4 million of interest on surplus notes issued as part of the runoff sale transaction that closed in December 2014.
Subsequent Event: As disclosed in a separate news release that is available at www.onebeacon.com/newsroom, the Company also announced today that it has entered into a definitive agreement and plan of merger pursuant to which OneBeacon will be acquired by Intact Financial Corporation (TSX: IFC).
About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident and health; architects and engineers; commercial surety; entertainment; environmental; excess property;

financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.
OneBeacon expects to file its Form 10-Q with the Securities and Exchange Commission today, and urges shareholders to refer to that document for more complete information concerning its financial results.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Investment securities:
Fixed maturity investments	$2,166.7	$2,169.1
Short-term investments	92.7	112.1
Common equity securities	198.9	188.7
Other investments	135.8	150.5
Total investment securities	2,594.1	2,620.4
Cash	79.6	69.6
Reinsurance recoverables	178.1	179.5
Premiums receivable	225.9	228.3
Deferred acquisition costs	98.5	96.3
Ceded unearned premiums	52.4	44.2
Net deferred tax asset	125.5	126.7
Investment income accrued	12.4	11.3
Accounts receivable on unsettled investment sales	9.1	1.4
Other assets	196.4	212.2
Total assets	$3,572.0	$3,589.9

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,368.8	$1,365.6
Unearned premiums	578.4	575.1
Funds held under insurance contracts	148.7	153.0
Debt	273.2	273.2
Accounts payable on unsettled investment purchases	3.6	—
Other liabilities	162.5	197.8
Total liabilities	2,535.2	2,564.7

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,013.0	1,013.2
Retained earnings	24.5	12.3
Accumulated other comprehensive loss	(4.1)	(4.2)
Total OneBeacon's common shareholders' equity	1,033.4	1,021.3

Total noncontrolling interests	3.4	3.9
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,036.8	1,025.2
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,572.0	$3,589.9

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Earned premiums	$261.8	$278.6
Net investment income	12.2	14.4
Net realized and change in unrealized investment gains	15.0	16.6
Net other revenues	3.4	0.9
Total revenues	292.4	310.5
Expenses
Loss and loss adjustment expenses	150.6	158.8
Policy acquisition expenses	45.3	51.0
Other underwriting expenses	51.7	55.3
General and administrative expenses	5.0	3.9
Interest expense	3.3	3.3
Total expenses	255.9	272.3
Pre-tax income	36.5	38.2
Income tax (expense) benefit	(3.9)	8.7
Net income including noncontrolling interests	32.6	46.9
Less: Net income attributable to noncontrolling interests	(0.5)	(0.5)
Net income attributable to OneBeacon's common shareholders	32.1	46.4
Other comprehensive income, net of tax	0.1	—
Comprehensive income attributable to OneBeacon's common shareholders	$32.2	$46.4
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted
Net income attributable to OneBeacon's common shareholders per share	$0.34	$0.49

Weighted average number of common shares outstanding	94.0	94.1

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS(1)
($ in millions)
(Unaudited)

Three Months Ended March 31, 2017
	Specialty Products (2)	Specialty Industries (3)	Investing, Financing and Corporate	Total
Earned premiums	$119.2	$142.6	$—	$261.8
Loss and loss adjustment expenses	(82.9)	(67.7)	—	(150.6)
Policy acquisition expenses	(19.6)	(25.7)	—	(45.3)
Other underwriting expenses	(20.7)	(31.0)	—	(51.7)
Underwriting income (loss)	(4.0)	18.2	—	14.2
Net investment income	—	—	12.2	12.2
Net realized and change in unrealized investment gains	—	—	15.0	15.0
Net other revenues (expenses)	(0.1)	0.2	3.3	3.4
General and administrative expenses	—	(0.5)	(4.5)	(5.0)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(4.1)	$17.9	$22.7	$36.5

Three Months Ended March 31, 2016
	Specialty Products (2)	Specialty Industries (3)	Investing, Financing and Corporate	Total
Earned premiums	$123.2	$155.4	$—	$278.6
Loss and loss adjustment expenses	(86.4)	(72.4)	—	(158.8)
Policy acquisition expenses	(23.2)	(27.8)	—	(51.0)
Other underwriting expenses	(21.3)	(34.0)	—	(55.3)
Underwriting income (loss)	(7.7)	21.2	—	13.5
Net investment income	—	—	14.4	14.4
Net realized and change in unrealized investment gains	—	—	16.6	16.6
Net other revenues (expenses)	(0.1)	0.3	0.7	0.9
General and administrative expenses	—	(0.5)	(3.4)	(3.9)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(7.8)	$21.0	$25.0	$38.2

(1)	Prior year balances have been restated to conform to the current year presentation.
(2)
The Specialty Products reportable segment includes the results of OneBeacon Healthcare Group, A.W.G. Dewar, OneBeacon Management Liability, OneBeacon Program Group, OneBeacon Surety Group, OneBeacon Financial Services, OneBeacon Architects and Engineers, OneBeacon Environmental, OneBeacon Specialty Property, and OneBeacon Financial Institutions.

(3)
Specialty Industries includes the results of OneBeacon Accident and Health, OneBeacon Technology Insurance, International Marine Underwriters (IMU) - Ocean Marine, OneBeacon Government Risks, OneBeacon Entertainment, and IMU - Inland Marine.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended March 31, 2017
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$105.1	$151.8	$256.9
Earned premiums	$119.2	$142.6	$261.8

Underwriting ratios
Loss and loss adjustment expense ratio	69.5%	47.5%	57.5%
Expense ratio	33.9	39.7	37.0
Combined ratio	103.4%	87.2%	94.5%

Three Months Ended March 31, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$118.4	$161.7	$280.1
Earned premiums	$123.2	$155.4	$278.6

Underwriting ratios
Loss and loss adjustment expense ratio	70.1%	46.6%	57.0%
Expense ratio	36.1	39.8	38.2
Combined ratio	106.2%	86.4%	95.2%

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
Numerator
OneBeacon's common shareholders' equity	$1,033.4	$1,021.3	$1,016.6

Denominator
Common shares outstanding	94.7	94.3	94.3

Book value per share	$10.91	$10.82	$10.78

Change in book value per share, including dividends, in the quarter	2.8%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	9.3%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME, NET INCOME, AND NON-GAAP OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017
Comprehensive income attributable to OneBeacon's common shareholders	$32.2	$46.4	$94.2

Net income attributable to OneBeacon's common shareholders	$32.1	$46.4	$93.1

Weighted average number of common shares outstanding	94.0	94.1	94.0

Net income attributable to OneBeacon's common shareholders per share	$0.34	$0.49	$0.98

Net income attributable to OneBeacon's common shareholders	$32.1	$46.4	$93.1
Less:
Net realized and change in unrealized investment gains	(15.0)	(16.6)	(36.1)
Tax effect on net realized and change in unrealized investment gains	5.3	5.8	12.7
Non-GAAP operating income (1)	$22.4	$35.6	$69.7

Weighted average number of common shares outstanding	94.0	94.1	94.0

Non-GAAP operating income per share (1)	$0.24	$0.38	$0.74

(1)	Represent a non-GAAP financial measure. See discussion of non-GAAP financial measures on Page 10.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Non-GAAP operating income is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, and the related tax effects, from net income attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income attributable to OneBeacon's common shareholders to non-GAAP operating income is included on page 9.

Non-GAAP operating income per share is calculated by dividing non-GAAP operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that non-GAAP operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Net income attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income attributable to OneBeacon's common shareholders to non-GAAP operating income is included on page 9. The calculation of non-GAAP operating income per share is also included on page 9.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail beginning on page 16 of the Company's 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;

•	the continued availability of capital and financing;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the ability to maintain data and system security;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	our ability to successfully develop new specialty businesses;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	our ability to retain key personnel;

•	participation in guaranty funds and mandatory market mechanisms;

•	our ability to maintain effective operating procedures and manage operational risk;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	Bermuda law may afford less protection to shareholders;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;

•	changes in tax laws or tax treaties

•	the risk that the proposed merger with Intact Financial Corporation (“Intact”) may not be completed on the currently contemplated timeline or at all;

•	the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Intact by OneBeacon’s shareholders;

•
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Intact, including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

•
risks related to diverting management’s attention from our ongoing business operations and other risks related to the announcement or pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business and our operating results and business generally;

•	the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement with Intact may result in significant costs of defense, indemnification and liability; and

•	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this communication speak only as of the date on which they are made. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed takeover of OneBeacon by Intact. In connection with the proposed transaction, OneBeacon intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including OneBeacon’s definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from OneBeacon by contacting ir@onebeacon.com. Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the proposed transaction. OneBeacon, Intact and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from holders of OneBeacon’s common shares in favor of the proposed transaction. Information about OneBeacon’s directors and executive officers is set forth in OneBeacon’s Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Shareholders, which was filed with the SEC on April 11, 2017, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017 and its Current Report on Form 8-K

filed with the SEC on March 6, 2017. Information about Intact’s directors and executive officers is set forth in Intact’s Management Proxy Circular for its 2017 Annual and Special Meeting of Shareholders, its Annual Information Form for the fiscal year ended December 31, 2016 and its Management’s Discussion and Analysis for the fiscal year ended December 31, 2016, all of which are available on www.sedar.com. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of OneBeacon’s shareholders generally, will also be included in OneBeacon’s proxy statement relating to the proposed transaction, when it becomes available.